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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

Each of the undersigned, in the capacities relative to Veeco Instruments Inc. ("Veeco") stated below, hereby appoints each of Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, acting individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission (a) a Registration Statement on Form S-3 relating to $220 million aggregate principal amount of Veeco's 4-1/8% Convertible Subordinated Notes due 2008 (the "Notes"), shares of common stock of Veeco issuable upon conversion of the Notes and certain additional shares of common stock of Veeco, and (b) any and all amendments, including post-effective amendments, to such Registration Statement; in each case, with full power and authority to do and perform each act required in connection therewith, as fully as he might do in person.

The undersigned has executed this Power of Attorney as of January 25, 2002.

SIGNATURES                                   CAPACITY


/s/  EDWARD H. BRAUN                         Director, Chairman, Chief Executive
----------------------------------------     Officer and President (principal
Edward H. Braun                              executive officer)


/s/  RICHARD A. D'AMORE                      Director
----------------------------------------
Richard A. D'Amore


/s/  JOEL A. ELFTMANN                        Director
----------------------------------------
Joel A. Elftmann


/s/  HEINZ K. FRIDRICH                       Director
----------------------------------------
Heinz K. Fridrich


/s/  DOUGLAS A. KINGSLEY                     Director
----------------------------------------
Douglas A. Kingsley


/s/  DR. PAUL R. LOW                         Director
----------------------------------------
Dr. Paul R. Low


/s/  ROGER D. MCDANIEL                       Director
----------------------------------------
Roger D. McDaniel


/s/  IRWIN H. PFISTER
----------------------------------------
Irwin H. Pfister                             Director


/s/  WALTER J. SCHERR
----------------------------------------
Walter J. Scherr                             Director